July 1, 2011

Each of the Borrowers listed
on Appendix I hereto
One Post Office Square
Boston, MA 02109

Attention:	Jonathan S. Horwitz,
Executive Vice President, Principal Executive Officer,
Treasurer and Compliance Liaison

RE:	Second Amendment to Putnam Funds Uncommitted Line of Credit

Ladies and Gentlemen:

Pursuant to a letter agreement dated as of July 6, 2010 (as amended, the “Loan Agreement”) among State Street Bank and Trust Company (the “Bank”) and each of the management investment companies registered under the Investment Company Act listed on Appendix I attached thereto (each, a “Borrower”), the Bank has made available to each of the Borrowers, for itself or on behalf of designated fund series thereof, a $165,000,000 discretionary, uncommitted, unsecured line of credit (the “Uncommitted Line”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by a promissory note in the original principal amount of $165,000,000, dated July 6, 2010, executed by each of the Borrowers, for itself or on behalf of such designated fund series thereof, in favor of the Bank (the “Existing Note”). Any capitalized term not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to make certain changes to the Loan Documents in connection therewith as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I. Amendments to Loan Documents

Subject to the terms and conditions hereof, the Loan Documents are hereby amended as follows:

1. The preamble to the Loan Agreement is hereby amended by deleting the dollar amount “$165,000,000” wherever it may appear and substituting the dollar amount “$185,000,000” in each instance therefor.

2. Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: “The Uncommitted Line shall expire on June 29, 2012 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

Putnam Funds
July 1, 2011

3. Section II(16) of the Loan Agreement is hereby amended by restating the following definition appearing therein to read in its entirety as follows:

“Uncommitted Line Amount” shall mean $185,000,000.

4. The Borrowers have informed the Bank that (i) Putnam Income Strategies Fund, a fund series of Putnam Funds Trust, has changed its name to Putnam Retirement Income Fund Lifestyle 3, (ii) Putnam Mid-Cap Value Fund, a fund series of Putnam Investment Funds, has changed its name to Putnam Multi-Cap Value Fund, and (iii) Putnam VT Mid-Cap Value Fund, a fund series of Putnam Variable Trust, has changed its name to Putnam VT Multi-Cap Value Fund.

5. Each of (i) Putnam VT Absolute Return 500 Fund, a newly established portfolio series of Putnam Variable Trust and (ii) Putnam Retirement Income Fund Lifestyle 2, a newly established portfolio series of Putnam Funds Trust (each, a “New Fund”), is hereby added as a Fund for all purposes under the terms of the Loan Agreement and Note, and each of the Loan Agreement and Note is hereby deemed amended to reflect the foregoing. Each of Putnam Variable Trust, for and on behalf of Putnam VT Absolute Return 500 Fund, and Putnam Funds Trust, for and on behalf of Putnam Retirement Income Fund Lifestyle 2, hereby agree to be bound by all of the terms and conditions of the Loan Documents as a Fund thereunder for all purposes as if it had been an original Fund party thereto.

6. The Appendix I attached to each of the Loan Agreement and the Note, and the Appendix I (or other applicable schedule, appendix or exhibit designation), as applicable, attached to each other certificate, agreement or form executed and/or delivered in connection with the Loan Agreement which includes such an Appendix I (or other applicable schedule, appendix or exhibit designation) listing the Borrowers and Funds, is hereby deleted and the Appendix I attached hereto is substituted in each instance therefor, such revised Appendix I reflecting the name change of certain Funds that was effected prior to the date hereof and the addition of the New Funds.

7. Each of Exhibit A and Exhibit B attached to the Loan Agreement is hereby deleted in its entirety and the Exhibit A and Exhibit B attached hereto are substituted, respectively, therefor.

II. Conditions Precedent

1. As a condition precedent to the effectiveness of this letter amendment, each of the Borrowers, on behalf of its respective Funds, shall execute and deliver to the Bank an amended and restated promissory note of even date herewith in the original principal amount of $185,000,000 in the form attached as Exhibit A hereto (the “New Note”), which New Note shall amend, restate, supersede and replace the Existing Note in its entirety. Notwithstanding the foregoing, nothing contained herein or in the New Note shall be deemed to evidence the repayment, satisfaction or novation of any amounts outstanding under the Existing Note, and any such outstanding amounts shall hereafter be deemed to be evidenced by, and outstanding under, the New Note. Upon the execution and delivery of the New Note by the Borrowers, the New Note shall constitute the “Note” for all purposes under the Loan Documents.

Putnam Funds
July 1, 2011

2. As a further condition precedent to the effectiveness of this letter amendment, the Borrowers shall pay to the Bank for their own account a non-refundable up-front fee of $50,000 for providing and documenting the Uncommitted Line, which fee shall be fully earned by the Bank upon the date of this letter amendment.

3. As further conditions precedent to the effectiveness of this letter amendment, each of the Borrowers, on behalf of its respective Funds, shall provide such certificates, resolutions, approvals and other documents as the Bank may require, including opinions of counsel to each Borrower and each of its respective Funds in form and substance satisfactory to the Bank.

III. Miscellaneous

1. Other than as expressly amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents shall remain unchanged and are hereby ratified and affirmed as of the date hereof.

2. Each of the Borrowers, for itself and on behalf of its respective Funds (including each New Fund), represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties contained in the Loan Agreement is true and correct in all respects with respect to such Borrower, for itself and its respective Funds, on and as of the date of this letter amendment except to the extent such representation and warranty is made as of an earlier date; (c) the execution, delivery and performance of this letter amendment, the New Note and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within such Borrower's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consent or approval from any governmental authority or any other party other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust, by-laws or other organizational documents or Prospectus of such Borrower or any law, rule or regulation applicable to such Borrower, and (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. A copy of the Agreement and Declaration of Trust of each Borrower, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations of any such Borrower under this letter amendment, the Loan Agreement as amended by this letter amendment, and the other Loan Documents as amended by this letter amendment, shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of

Putnam Funds
July 1, 2011

such Borrower personally, but bind only the trust property of such Borrower. Furthermore, notice is given that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of the Loan Agreement as amended by this letter amendment and the other Loan Documents as amended by this letter amendment with respect to each Fund are several and not joint. In the case of each Borrower, the execution and delivery of this letter amendment on its behalf has been authorized by its trustees, and this letter amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall bind only the trust property of such Borrower.

[Remainder of Page Intentionally Left Blank]

This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

Very truly yours,

STATE STREET BANK AND
TRUST COMPANY, as Bank

By: ________________________
Janet B. Nolin
Vice President

Acknowledged and Accepted:

PUTNAM AMERICAN GOVERNMENT INCOME FUND
PUTNAM ARIZONA TAX EXEMPT INCOME FUND

PUTNAM ASSET ALLOCATION FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND
PUTNAM EUROPE EQUITY FUND

PUTNAM FUNDS TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM HIGH YIELD TRUST
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM INVESTORS FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MULTI-CAP GROWTH FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND

PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT MONEY MARKET FUND

PUTNAM TAX-FREE INCOME TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM US GOVERNMENT INCOME TRUST

PUTNAM VARIABLE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM VOYAGER FUND
THE GEORGE PUTNAM FUND OF BOSTON
d/b/a GEORGE PUTNAM BALANCED FUND
THE PUTNAM FUND FOR GROWTH AND INCOME

By: ________________________________________
Jonathan S. Horwitz
Executive Vice President, Principal Executive Officer,
Treasurer and Compliance Liaison, of each of the foregoing

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By: ________________________________________
Name:
Title:

APPENDIX I

List of Borrowers and Funds

PUTNAM AMERICAN GOVERNMENT INCOME FUND
PUTNAM ARIZONA TAX EXEMPT INCOME FUND

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Asset Allocation: Balanced Portfolio
Putnam Asset Allocation: Conservative Portfolio
Putnam Asset Allocation: Growth Portfolio

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND
PUTNAM EUROPE EQUITY FUND

PUTNAM FUNDS TRUST
on behalf of:
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam Asia Pacific Equity Fund
Putnam Asset Allocation: Equity Portfolio
Putnam Capital Spectrum Fund
Putnam Emerging Markets Equity Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
Putnam Global Consumer Fund
Putnam Global Energy Fund
Putnam Global Financials Fund
Putnam Global Industrials Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund
Putnam International Value Fund
Putnam Multi-Cap Core Fund
Putnam Retirement Income Fund Lifestyle 2
Putnam Retirement Income Fund Lifestyle 3 (formerly Putnam
Income Strategies Fund)
Putnam Small Cap Growth Fund

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM HIGH YIELD TRUST
PUTNAM INCOME FUND

2

PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Capital Opportunities Fund
Putnam Growth Opportunities Fund
Putnam International Capital Opportunities Fund
Putnam International Growth Fund
Putnam Multi-Cap Value Fund (formerly Putnam Mid-Cap
Value Fund)
Putnam Research Fund
Putnam Small Cap Value Fund

PUTNAM INVESTORS FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME
FUND
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MULTI-CAP GROWTH FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME
FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT MONEY MARKET FUND

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam AMT-Free Municipal Fund
Putnam Tax-Free High Yield Fund

PUTNAM US GOVERNMENT INCOME TRUST

PUTNAM VARIABLE TRUST
on behalf of:
Putnam VT Absolute Return 500 Fund
Putnam VT American Government Income Fund
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Global Utilities Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund

3

Putnam VT International Growth Fund
Putnam VT International Value Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT Multi-Cap Growth Fund
Putnam VT Multi-Cap Value Fund (formerly Putnam VT Mid-
Cap Value Fund)
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT George Putnam Balanced Fund
Putnam VT Voyager Fund

PUTNAM VOYAGER FUND
THE GEORGE PUTNAM FUND OF BOSTON
   d/b/a GEORGE PUTNAM BALANCED FUND
THE PUTNAM FUND FOR GROWTH AND INCOME

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE
(UNCOMMITTED LINE)

$185,000,000.00	July 1, 2011
Boston, Massachusetts

For value received, each of the undersigned hereby severally promises to pay to State Street Bank and Trust Company (the “Bank”), or order, at the office of the Bank at 100 Huntington Avenue, Tower 1, Floor 4, Boston, Massachusetts 02116 in immediately available United States dollars, the principal amount of ONE HUNDRED EIGHTY-FIVE MILLION AND 00/100 DOLLARS ($185,000,000.00), or such lesser original principal amount as shall be outstanding hereunder and not have been prepaid as provided herein, together with interest thereon as provided below. Each Loan shall be payable upon the earliest to occur of (a) the Expiration Date, (b) 60 calendar days following the date on which such Loan is made, or (c) the date on which such Loan otherwise becomes due and payable under the terms of the Loan Agreement referred to below, whether following the continuance of an Event of Default or otherwise. Interest on the unpaid principal amount outstanding hereunder shall be payable at the rates and at the times as set forth in the Loan Agreement and shall be computed as set forth in the Loan Agreement. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this Note), absent manifest error, shall govern and control as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the undersigned to make payments of principal and interest on all Loans as provided herein and in the Loan Agreement.

Upon notice from the Bank to the undersigned given at any time following the occurrence and during the continuance of an Event of Default, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan under the Loan Agreement.

This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain letter agreement dated July 6, 2010 by and among the undersigned and the Bank (herein, as the same may from time to time be amended, restated, supplemented, modified or extended, referred to as the “Loan Agreement”), but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided. All terms not otherwise defined herein shall be used as defined in the Loan Agreement.

The undersigned may at its option prepay all or any part of the principal of this Note subject to the terms of the Loan Agreement. Amounts prepaid may be reborrowed subject to the terms of the Loan Agreement.

Each of the undersigned makers and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of any of the undersigned or any such endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

A copy of the Agreement and Declaration of Trust of each of the undersigned Borrowers is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of each Borrower as Trustees and not individually and that the obligations of this instrument are not binding on any of the Trustees or officers or shareholders individually, but are binding only on the assets or property of each Fund with respect to its obligations hereunder. In addition, although multiple Borrowers may be party hereto on behalf of multiple Funds, each Borrower is executing this instrument on behalf of each of its Funds individually (and not jointly or jointly and severally) and no Borrower or Fund is liable for any matter relating to any other Borrower or Fund.

This Note amends and restates in its entirety a promissory note dated July 6, 2010 in the original principal amount of $185,000,000 executed by the undersigned Borrowers to the order of the Bank (as amended, the "Existing Note"). Any amounts outstanding under the Existing Note as of the date hereof shall be deemed to be outstanding under this Note.

This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

WITNESS:	[TRUST NAME]

___________________________
[TRUST NAME], on behalf of its
fund series as listed in Appendix I attached
hereto

By:
Name:
Title:

SCHEDULE I TO NOTE DATED JULY 1, 2011

Date of	Amount of	Amount of Principal	Outstanding
Loan	Principal	Paid	Balance	Notation Made By

APPENDIX I

List of Borrowers and Funds

[TRUST NAME]

[TRUST NAME]
on behalf of:
[Funds]

EXHIBIT B

ADVANCE/PAYDOWN
REQUEST FORM
(UNCOMMITTED LINE)

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT
telephone 617-662-8574 or 617-662-8575; fax 617-988-6677

FROM:	[BORROWER][ on behalf of [FUND]]
(Fund # ___________) (DDA # ____________)

In connection with the letter agreement dated July 6, 2010 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by
$__________. Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This request is (check one): _____ Loan Advance _____ Paydown _____ Overnight Rollover

2.	The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Federal Reserve Regulation U, and no Default of Event of Default
has occurred under the Agreement.

4.	All of the representations and warranties of the undersigned Borrower and Fund set forth in
Section II(2) of the Agreement are true and correct on and as of the date hereof.

5.	Each of the Borrower and the Fund is in compliance with all the terms and conditions in the
Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

6.	The following amounts and statements are true in connection with any requested Loan:

(a) Adjusted Net Assets of the Fund:

		(i) Total Assets of the Fund	$_____________
(ii) Total Liabilities (excluding Indebtedness
		for borrowed money) of the Fund[1]	$_____________
		(iii) item (a)(i) less item (a)(ii)	$_____________

	(b) 33-1/3% of item (a)(iii)		$_____________

	(c)	(i) Beginning Loan Balance:	$_____________
		(ii) Paydown Amount (if any):	$_____________
____________________

1 For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.

2

	(iii) Requested Loan (if any)	$_____________
(iv) Requested Loans Balance ((i)
	minus (ii) or (i) plus (iii)):	$_____________

(d) The aggregate outstanding principal amount of
Indebtedness for borrowed money of the Fund other
than the Loans as of the date hereof (including any
loans under the separate Committed Line and including
	any Interfund Loans)	$_____________

	(e) Total Indebtedness for borrowed money ((c)(iv) plus (d)):	$_____________

7.	The amount set forth in 6(e) above does not exceed the lesser of (a) the amount set forth in 6(b)
above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any
registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund, is a party or any law, rule or regulation applicable to such Borrower or Fund.
8.	The amount set forth in 6(c)(iv) above does not exceed the Per Fund Limit Amount (defined as the lesser of (a) the Uncommitted Line Amount, and (b) the difference of (i) $200,000,000 minus (ii) the aggregate principal amount of all loans, if any, outstanding to the Fund under the Committed Line).
The aggregate principal amount of all Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the
Uncommitted Line Amount.
9.	The Fund for which any Loan is being requested hereby does not currently have outstanding any
Interfund Loans made to such Fund as borrower which are secured by any collateral and does not currently have any outstanding Interfund Loans made by it as the lender.
10.	The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER][, on behalf of [FUND]]

By:
Name:
Title:
Date: